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                                                                   EXHIBIT 10.17

                           LOAN AND SECURITY AGREEMENT

Agreement No.  20601                                  Dated as of June 17, 1998

                                 by and between

                      LIGHTHOUSE CAPITAL PARTNERS II, L.P.,
                                    as lender

                                       and

                      INTERNET ACCESS FINANCIAL CORPORATION
                            a California corporation
                          595 Market Street, Suite 950
                         San Francisco, California 94105
                                   as borrower

                          TOTAL COMMITMENT: $1,250,000


         Repayment Period:               42 months
         Final Payment Percentage:       15%
         Initial Loan Factor:            2.70%
         Warrant:

               Number of shares:         8,621

               Class of stock:           Series C-1 Preferred Stock.




        The terms and information set forth on this cover page are a part of the attached Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and between Lighthouse Capital Partners II, L.P. ("Lender") and the borrower ("Borrower") set forth above. The terms and conditions of the Loan Agreement agreed to between Lender and Borrower are as follows:


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               "Default Rate" means the per annum rate of interest equal to the
Basic Rate plus 10%, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans.

               "Event of Default" has the meaning given to such term in Section
8.

               "Event of Loss " has the meaning given to that term in Section 6. 10.

               "Final Payment" means, with respect to each Loan, a payment (in addition to and not in substitution for the regular monthly payments of principal and accrued interest) due on the Maturity Date, equal to the Loan Amount for such Loan at such time multiplied by the Final Payment Percentage.

               "Final Payment Percentage" means the percentage set forth following such term on the cover page of this Agreement.

               "Funding Date" means any date on which a Loan is made to or on account of Borrower under this Agreement.

               "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of Property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

               "Landlord Consent" means a consent in the form of Exhibit C or such other form as Lender may agree to accept.

               "Lender's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in amending, modifying, enforcing or defending the Loan Documents, including in the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought.

               "Lien" means any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance or other lien in favor of any Person.

               "Loan" means each advance of credit by Lender to Borrower under this Agreement.

               "Loan Agreement Supplement" means a supplement to this Agreement in substantially the form of Exhibit D.

               "Loan Amount" means, with respect to each Loan, as of any date, the original principal amount of such Loan less the aggregate of all Prepayment Amounts relating to prepayments of such Loan paid prior to such date.

               "Loan Commencement Date" means, with respect to each Loan, the first Business Day of the calendar month following the Funding Date of such Loan.



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               "Loan Documents" means, collectively, this Agreement, the
Warrant, the Additional Warrant, the Landlord Consent(s) and all other documents, instruments and agreements entered into between Borrower and Lender in connection with this Agreement, all as amended or extended from time to time.

               "Loan Factor" means, with respect to each Loan, the amount set forth as a percentage in the Loan Terms Schedule with respect to such Loan, calculated using the Basic Rate applicable to such Loan.

               "Loan Terms Schedule" means, with respect to each Loan, the "Loan Terms Schedule" attached to the Loan Agreement Supplement prepared by Lender in connection with such Loan.

               "Maturity Date" means, with respect to each Loan, the last day of the Repayment Period for such Loan, or if earlier, the date of acceleration of such Loan by Lender following an Event of Default.

               "Obligations" means all debt, principal, interest, fees, charges, expenses and attorneys' fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents, or by any other agreement between Lender and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal, interest and Final Payment due with respect to the Loans, and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender's Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

               "Payment Date" has the meaning given to that term in SECTION 2.4(a).

               "Permitted Liens" means the following:

                      (a) The Lien created by this Agreement;

                      (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no superior priority over Lender's Lien in the Collateral; and

                      (c) Liens (i) upon or in any equipment (that is not Collateral) acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon;

                      (d) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower;

                      (e) Liens to secure a $750,000.00 line of credit with Silicon Valley Bank pursuant to that certain Loan and Security Agreement dated October 29, 1997.

               "Person" means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

               "Prepayment Amount" means in the case of a mandatory prepayment pursuant to SECTIONS 2.5(a) and 6. 10, the original Stated Cost of the item of Collateral with respect to which such prepayment relates.



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               "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

               "Repayment Period" means the period beginning on the first Payment Date and continuing for the number of calendar months set forth following such term on the cover page of this Agreement.

               "Responsible Officer" means each of the President and the Chief Financial Officer of Borrower.

               "Scheduled Payments" has the meaning given to such term in
SECTION 2.4(a).

               "Stated Cost" means with respect to an item of Collateral, the original cost to Borrower of the item of Collateral net of any and all freight, installation, tax and other soft costs.

               "Stipulated Loan Value" means, with respect to each Loan, the percentage set forth with respect to such Loan in the Loan Terms Schedule for such Loan, determined as of the Payment Date on which payment of such amount is to be made, or if such date is not a Payment Date, on the Payment Date immediately succeeding such date.

               "Subsidiary" means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

               "Term" means the period from and after the date hereof until the payment in full of all amounts and liabilities payable under this Agreement and the other Loan Documents, including principal and interest on the Loans and the Final Payment with respect to each Loan.

               "Warrant" means the mutually agreed upon warrant in favor of Lender to purchase securities of Borrower substantially in the form of EXHIBIT B.

        1.2 OTHER INTERPRETIVE PROVISIONS. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.

     2. LOAN AND TERMS OF PAYMENT

        2.1 COMMITMENT. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, the Loans; provided that the aggregate principal amount of the Loans shall not exceed the Commitment at such time; provided further, that the aggregate



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principal amount of any Loan shall not exceed (i) in the case of new equipment
(i.e. equipment delivered to Borrower not more than 90 days prior to the Funding Date of such Loan), the aggregate cost to Borrower of the equipment financed with such Loan net of any and all freight, installation, tax and other soft costs or (ii) in the case of used equipment, the lower of the net book value or the fair market value assigned to such item of used equipment by Lender, after consultation with Borrower, at the time of making the Loan financing such item of used Equipment. Lender agrees, with respect to the first Loan under the
Agreement, to                 . If prepaid, the principal of the Loans may not
be re-borrowed.

        2.2 USE OF PROCEEDS; THE LOAN.

               (a) USE OF PROCEEDS. The proceeds of the Loan shall be used solely for the acquisition of new and used computers, peripherals, analytical and test equipment, laboratory equipment and furniture, network equipment, telephone equipment, office furniture and equipment and other equipment as mutually agreed upon by Lender and Borrower. Up to Three Hundred Twelve Thousand Five Hundred Dollars ($312,500) may be used to finance Leasehold Improvements and other soft costs.

               (b) THE LOANS. The Loans shall be repayable in consecutive monthly installments in accordance with the terms of SECTION 2.4. Lender may, and is hereby authorized by Borrower to, endorse in its books and records appropriate notations regarding Lender's interest in the Loans; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the Obligations of Borrower hereunder.

        2.3 PROCEDURE FOR MAKING LOAN.

               (a) NOTICE. Whenever Borrower desires that Lender make a Loan, Borrower shall so notify Lender in writing (or by telephone with prompt confirmation in writing) at least seven Business Days in advance of the desired Funding Date, which notice shall be irrevocable. Lender's obligation to make Loans shall be expressly subject to the satisfaction of the conditions set forth in SECTIONS 3.1 and 3.2. Lender shall have the right, exercisable at any time, to request that Borrower furnish Lender with such additional information with respect to the Loans as Lender shall reasonably request.

               (b) LOAN INTEREST RATE. Borrower shall pay interest on the unpaid principal amount of each Loan from the Loan Commencement Date until such Loan has been paid in full, at a per annum rate of interest equal to the Basic Rate, determined as of the date that is ten (10) days prior to the Loan Commencement Date. The Basic Rate applicable to each Loan shall be fixed for the Repayment Period and shall not be subject to change in the absence of a manifest error. All computations of interest on each Loan shall be based on a year of 360 days for actual days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

               (c) LOAN FACTOR AND STIPULATED LOAN VALUE CALCULATION. On each Loan Commencement Date, Lender shall establish the Loan Factor and a schedule of Stipulated Loan Values with respect to the applicable Loan. The Loan Factor shall be calculated in a manner to fully amortize the Loan over the Repayment Period applicable to such Loan in equal periodic installments of principal and interest. The Loan Factor and schedule of Stipulated Loan Values applicable to such Loan shall be set forth in the Loan Agreement Supplement prepared by Lender with respect to such Loan and shall be conclusive in the absence of a manifest error.

               (d) DISBURSEMENT. Subject to the satisfaction of the conditions set forth in SECTIONS 3.1 and 3.2 with respect to the initial Loan and the satisfaction of the conditions set forth in SECTIONS 3.2 with respect to each subsequent Loan, Lender shall disburse the Loans.

               (e) TERMINATION OF COMMITMENT TO LEND. Notwithstanding anything in the Loan Documents, Lender's obligation to lend the undisbursed portion of the Commitment to Borrower hereunder shall



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terminate on the earlier of (i) at the Lender's sole election, upon the occurrence and continuance of any Default or Event of Default hereunder, and
(ii) the Commitment Termination Date. Notwithstanding the foregoing, Lender's obligation to lend the undisbursed portion of the Commitment to Borrower shall terminate if, in Lender's sole reasonable judgment, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lender, since the date of this Agreement.

        2.4 AMORTIZATION OF PRINCIPAL AND INTEREST; INTERIM PAYMENT; FINAL PAYMENT.

               (a) PRINCIPAL AND INTEREST PAYMENTS On PAYMENT DATES. Borrower
shall make payments of principal and accrued interest        for each Loan
(collectively, "Scheduled Payments"), commencing on the Loan Commencement Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the calendar month) with respect to such Loan and continuing thereafter
during the Repayment Period on the      (each a "Payment Date"), in an amount
equal to the Loan Factor multiplied by the Loan Amount for such Loan as of such Payment Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the last Payment Date with respect to such Loan.

               (b) INTERIM PAYMENT. In addition to the Scheduled Payments, on the Loan Commencement Date for the Loan (unless the Funding Date is the first Business Day of the calendar month) Borrower shall pay to Lender an amount (the "Interim Payment") equal to the initial Loan Amount multiplied by the product of
(i) the quotient derived from dividing the Loan Factor by thirty (30), and (ii) the number of days from the Funding Date of the Loan until the first Payment Date with respect to the Loan.

               (c) FINAL PAYMENT. Unless a Loan is prepaid in full, on the Maturity Date with respect to such Loan, Borrower shall pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Loan, an amount equal to the Final Payment with respect to such Loan.

        2.5 PREPAYMENTS.

               (a) PREPAYMENT UPON AN EVENT OF LOSS. If any Collateral is subject to an Event of Loss and Borrower is required to or elects to prepay the Loans with respect to such Collateral pursuant to SECTION 6.10, then the Loans shall be prepaid to the extent and in the manner provided in such section.

               (b) MANDATORY PREPAYMENT UPON AN ACCELERATION. If the Loans are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower shall immediately pay to Lender
(i) all unpaid Scheduled Payments with respect to the Loans due prior to the date of prepayment, (ii) the Stipulated Loan Value with respect to each Loan multiplied by the Loan Amount of such Loan, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan.

               (c) NO OTHER PREPAYMENT. Borrower may not prepay any Loan except upon the occurrence of an event described in SECTION 2.5(a) or (b) above in which event the prepayment shall be made as described in such sections.

        2.6 OTHER PAYMENT TERMS.



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               (a) PLACE AND MANNER. Borrower shall make all payments due to
Lender at the address specified in SECTION 11,in lawful money of the United States and in same day or immediately available funds.

               (b) DATE. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

               (c) DEFAULT RATE. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (including principal, interest, the Final Payment payable with respect to any Loan, and any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate, outstanding balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of 360 days for actual days elapsed.

        2.7 MINIMUM FUNDING AMOUNT. Except with the prior consent of Lender, in Lender's sole discretion, the amount of the requested Loan shall not be less than the Minimum Funding Amount.

        2.8 CREDITING PAYMENTS. The receipt by Lender of any wire transfer of funds, check, or other item of payment shall be immediately applied conditionally to reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Lender or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Lender after 11:00 a.m. California time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

        2.9 TERM. This Agreement shall become effective upon acceptance by Lender and shall continue in full force and effect for a term ending on the Maturity Date for the last Loan made hereunder. Notwithstanding the foregoing, Lender shall have the right to terminate this Agreement if an Event of Default has occurred and remains uncured for a period of more than two (2) days after written notice from Lender.

     3. CONDITIONS OF LOANS

        3.1 CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of Lender to make the initial Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, all of the following:

               (a) This Agreement duly executed by Borrower.

               (b) The Warrant to be issued to Lender duly executed by Borrower.

               (c) Use its best efforts to obtain a Landlord Consent from the owner of the building(s) in which Collateral is to be located.

               (d) A certificate of the secretary or assistant secretary of Borrower with copies of the following documents attached: (i) the certificate of incorporation and bylaws of Borrower certified by Borrower as being in full force and effect on the Funding Date, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.


               (e) Evidence of the insurance coverage required by SECTION 6.9 of this Agreement.



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               (f) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant and the other Loan Documents.

               (g) Payment of any unreimbursed Lender's Expenses, limited to $1,500.

               (h) Such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

        3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of Lender to make each Loan, including the initial Loan, is further subject to the following conditions:

               (a) Evidence that no Default or Event of Default shall have occurred and be continuing.

               (b) Borrower shall have provided to Lender with respect to the Collateral, such original invoices, bills of sale, receipts, agreements, canceled checks, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, the payment in full of the purchase price of, and the fair market value of, such Collateral, each in form and substance reasonably satisfactory to Lender.

               (c) Borrower and Lender shall have executed a Loan Agreement Supplement with respect to the proposed Loan.

               (d) Lender shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to SECTION 4.

               (e) Borrower shall have delivered to Lender a subordination agreement, release, or estoppel letter, as appropriate, from any Person having an existing Lien superior to the Lien of Lender on any item of Collateral.

               (f) Such other documents, and completion of such other matters, as Lender may deem necessary or appropriate.

        3.3 COVENANT TO DELIVER. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to the Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.

     4. CREATION OF SECURITY INTEREST

        4.1 GRANT OF SECURITY INTEREST. Borrower grants to Lender a valid, first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents.

        4.2 DURATION OF SECURITY INTEREST. Lender's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate; provided, however, if any item of Collateral is subject to an Event of Loss, then following the prepayment of the Loan with respect to such item pursuant to
SECTION 2.5, Lender shall release its security interest in such item of Collateral. Lender shall execute such further documents and take such further actions as may be necessary to effect the release contemplated by this SECTION 4.2, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.



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        4.3 POSSESSION OF COLLATERAL. So long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of their security interest therein) and shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

        4.4 MARKINGS ON THE COLLATERAL. At Lender's request at any time during the Term of the Loan (including any extension thereof), Borrower shall place in a conspicuous location on each item of Collateral a plaque or other marking to be supplied by Lender which reads substantially as follows:

        Lighthouse Capital Partners II, L.P. has a first priority security interest in this item of equipment

Such plaque or other marking shall not be removed (or if removed or damaged such plaque or other marking shall be replaced) until the security interest in favor of Lender in such item of Collateral is terminated pursuant to this Agreement.

        4.5 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Lender, all financing statements and other documents such Lender may reasonably request, in form satisfactory to Lender, to perfect and continue Lender's perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

        4.6 RIGHT TO INSPECT. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5. REPRESENTATIONS AND WARRANTIES

        Borrower represents, warrants and covenants as follows:

        5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure so to qualify would not have a material adverse effect on Borrower.

        5.2 AUTHORITY. Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its properties and to carry on its businesses as now conducted.

        5.3 SUBSIDIARIES. Borrower has no Subsidiaries, except those listed in
SCHEDULE 1 hereto.

        5.4 CONFLICT WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation and the by-laws, or other organizational documents of Borrower or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.



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        5.5 AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this
Agreement, the granting of the security interest in the Collateral, the incurring of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

        5.6 No PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except for the first priority lien held by the Lender and except for other Permitted Liens. Borrower has not acquired any part of the Collateral from an assignor outside the ordinary course of such assignor's business.

        5.7 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS AND COLLATERAL. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the address set forth on the cover page. The Collateral is presently located at the addresses set forth on the cover page.

        5.8 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Lender in writing if any action, proceeding or governmental investigation involving Borrower is commenced that may result in damages or costs to Borrower of Fifty Thousand Dollars ($50,000) or more.

        5.9 FINANCIAL STATEMENTS. All financial statements relating to Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to Lender present fairly in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended.

        5.10 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

        5.11 TAXES. Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes that are due and payable.

        5.12 CONSENTS AND APPROVALS. No approval, authorization or consent of any trustee or holder of any indebtedness or obligation of Borrower or of any other Person under any such material agreement, contract, lease or license or similar document or instrument to which Borrower is a party or by which Borrower is bound, is required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

        5.13 TRADEMARKS, PATENTS, COPYRIGHTS, FRANCHISES AND LICENSES. Borrower possesses and owns all necessary trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which are material to the conduct of its business as now operated.

        5.14 MATERIAL Contracts. Borrower has disclosed to Lender in writing all currently effective contracts and agreements (whether written or oral) to which Borrower is a party. There are no material defaults under any such contract or agreement by Borrower. Borrower has delivered to Lender true and correct copies of all such contracts or agreements (or, with respect to oral contracts or agreements, written descriptions of the material terms thereof).

               5.15 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any Loan Document, certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        6. AFFIRMATIVE COVENANTS

               Borrower covenants and agrees that, until the full and complete payment of the Obligations and the termination of the Commitments, Borrower shall do all of the following:

               6.1 GOOD STANDING. Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.

               6.2 GOVERNMENT COMPLIANCE. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could materially adversely affect the financial condition, operations or business of Borrower.

               6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Borrower's operations during such period, certified by a responsible officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrowers, fiscal year, audited financial statements of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion on such financial statements of A nationally recognized or other independent public accounting firm reasonably acceptable to lender; (c) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by borrower to its security holders; (d) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower; and (e) such other financial information as Lender may reasonably request from time to time.

               6.4 CERTIFICATES OF COMPLIANCE. Each time financial statements are furnished pursuant to SECTION 6.3 above, there shall be delivered to Lender a certificate signed by a Responsible Officer (each an "Officer's Certificate") with respect to such financial reports to the effect that: (i) no Event of Default or Default has occurred and is continuing hereunder since the date of this Agreement or, if later, since the date of the prior Officer's Certificate or, if such an event or condition has occurred and is continuing, the nature and extent thereof and the action Borrower proposes to take with respect thereto, and (ii) Borrower is in compliance with the provisions of SECTIONS 6 AND 7.

               6.5 NOTICE OF EVENT OF LOSS. As soon as possible, and in any event within ten (10) days thereafter, Borrower shall notify Lender in writing in reasonable detail of any Event of Loss.

               6.6 NOTICE OF DEFAULTS. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default provide lender with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

               6.7 TAXES. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any properties belonging to it, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against by Borrower.

               6.8 USE; MAINTENANCE.

                      (a) Borrower, at its expense, shall make all necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufacturer's manuals or instructions. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender.

                      (b) Borrower, at its expense, shall maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the Term maintenance service contracts with suppliers approved by Lender, such approval not to be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Borrower with the result that no Lien will attach to the Collateral.

               6.9 INSURANCE.

               Borrower shall obtain and maintain for the Term, at its own expense, (a) "all risk" insurance against loss or damage to the Collateral, and
(b) commercial general public liability insurance (including contractual liability, products liability and completed operations coverage's), reasonably satisfactory to Lender and such other insurance against such other risks of loss and with such terms, as shall in each case be reasonably satisfactory to or reasonably required by Lender (as to carriers, amounts, deductibles and otherwise). The amount of the "all risk" insurance shall be the greater of (i) the replacement value of the Collateral (as new) or (ii) the Stipulated Loan Value of the Loan Amount applicable to the Loans and all other then outstanding amounts payable under the Loan Documents. Such amounts shall be determined to Lender's reasonable satisfaction as of each anniversary date of this Agreement and the appropriate amount of coverage shall be put in effect on the next succeeding renewal or inception date of such insurance.

               The amount of such commercial general public liability insurance (other than products liability coverage and completed operations insurance) shall be at least $2,000,000 per occurrence. The amount of such products liability and completed operations insurance shall be at least $2,000,000 per occurrence. The deductible with respect to the "all-risk" and product liability insurance shall not exceed $25,000; otherwise there shall be no deductible with respect to any insurance required to be maintained hereunder without the prior written approval of Lender. Such "all risk" insurance shall: (a) name Lender as sole loss payee with respect to the Collateral, (b) provide each insurer's waiver of its right of subrogation against Lender and Borrower, and (c) provide that such insurance (i) shall not be invalidated by any action of, or breach of warranty by, Borrower of a provision of any of its insurance policies, and (ii) shall waive set-off, counterclaim or offset against Lender. Each liability policy shall (A) name Lender as an additional insured and (B) provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Borrower's insurance). All insurance policies (C) shall provide that Borrower's insurance shall be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (D) shall contain a clause requiring the insurer to give Lender at least thirty (30) days prior written notice of its cancellation (other than cancellation for non-payment for which ten (10) days notice shall be sufficient). Borrower shall, on or prior to the date of and prior to each policy renewal, furnish to Lender certificates of insurance or other evidence satisfactory to Lender that such insurance coverage is in effect.

               6.10 LOSS; DAMAGE; DESTRUCTION AND SEIZURE.

                      (a) Borrower shall bear the risk of the Collateral being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever at any time until the expiration or termination of the Term.

                      (b) If during the Term any item of Collateral becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever for a period equal to at least the remainder of the Term (an "Event of Loss"), then in each case Lender shall receive from the proceeds of insurance maintained pursuant to SECTION 6.9, from any award paid by the seizing governmental authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments with respect to such Loan due prior to the next such Payment Date, (ii) a prepayment in an amount equal to the Stipulated Loan Value with respect to such Loan multiplied by the Prepayment Amount of each affected item of Collateral and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Lender of the amount specified above with respect to each such item of Collateral subject to an Event of Loss, this Agreement shall terminate as to such Collateral. Except as provided in SECTION 6.10(c), any proceeds of insurance maintained by Borrower pursuant to SECTION 6.9 and received by Borrower shall be paid to Lender promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this SECTION 6.10, Lender shall promptly remit to Borrower the amount in excess of the amount owed to Lender.

                      (c) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to SECTION 6.9 received by Lender or Borrower with respect to an item of Collateral, the repair of which is practicable, shall, at the election of Borrower, be applied either to the repair or replacement of such Collateral or, upon Lender's receipt of evidence of the repair or replacement of the Collateral reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Collateral pursuant to this SECTION 6.10(c) shall immediately become part of the Collateral upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender to protect and preserve their first priority security interest and otherwise to avoid any impairment of Lender's rights under the Loan Documents in connection with such repair or replacement.

               6.11 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

        7. NEGATIVE COVENANTS

               Borrower covenants and agrees that until the full and complete payment of the Obligations and termination of the Commitments, Borrower will not do any of the following:

               7.1 CHIEF EXECUTIVE OFFICE; LOCATION OF COLLATERAL. During the continuance of this Agreement, change the chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of Borrower's business, the Collateral or the records concerning the Collateral from the premises listed on EXHIBIT E without thirty (30) days prior written notice to Lender.

               7.2 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease, license or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of Borrower's assets, other than (i) sales of inventory in the ordinary and usual course of Borrower's business as presently conducted and (ii) sales or other dispositions in the ordinary course of business of assets, other than Collateral, that have become worn out or obsolete or that are promptly being replaced.

               7.3 RESTRUCTURE. Change Borrower's name without at least twenty
(20) days prior written notice; make any material change in Borrower's financial structure or business operations; cause, permit, or suffer any material change in Borrower's ownership; or suspend operation of Borrower's business.

               7.4 LIENS. Create, incur, assume or suffer to exist any Lien or any other encumbrance of any kind with respect to any of its Property, whether now owned or hereafter acquired, except for Permitted Liens on Property other than the Collateral.

        8. EVENTS OF DEFAULT

               Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

               8.1 PAYMENT DEFAULT. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents, and such failure continues for a period of five (5) days after written notice from Lender, any portion of the Obligations.

               8.2 CERTAIN COVENANT DEFAULTS. If Borrower fails to perform any obligation under SECTIONS 6.9, 6.10 or 6.11, or violates any of the covenants contained in SECTION 7 of this Agreement.

               8.3 OTHER COVENANT DEFAULTS. If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within thirty (30) days after the occurrence of such default.

               8.4 MATERIAL ADVERSE CHANGE. If there occurs a material adverse change in Borrower's business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lender or a material impairment of the value or priority of Lender's security interests in the Collateral.

               8.5 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within fifteen (15) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within fifteen (15) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower.

               8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness.

               8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days, provided that the foregoing shall not constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower.

               8.8 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower.

               8.9 BREACH OF WARRANT. If Borrower shall breach the terms of the Warrant.

               8.10 ENFORCEABILITY. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

               8.11 INVOLUNTARY BANKRUPTCY OR INSOLVENCY. If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

               8.12 VOLUNTARY BANKRUPTCY OR INSOLVENCY. If Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

        9. LENDER'S RIGHT'S AND REMEDIES

               9.1 RIGHTS AND REMEDIES. Upon the occurrence and continuance of any Default or Event of Default, Lender shall have no further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event Of Default, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lender may, at their election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                      (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including the Stipulated Loan Value of the Loan Amount of each Loan, immediately due and payable (provided that upon the occurrence of an Event of Default described in SECTION 8.12 or 8.13 all Obligations shall become immediately due and payable without any action by Lender);

                      (b) Without notice to or demand upon Borrower, make such payments and do such acts as Lender consider necessary or reasonable to protect their security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so require, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to their security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                      (c) Without notice to Borrower, set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower;

                      (d) Require Borrower (i) to assemble the Collateral and make it available to Lender at a place reasonably designated by Lender; and (ii) prior to the disposition of the Collateral, to ship, reclaim, recover, store, finish, maintain, process, advertise for sale, repair or recondition it or otherwise prepare it for disposition in any manner the Lender reasonably deems appropriate. In connection therewith, Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable without royalty or other payment by Lender, but only in connection with the proper exercise by Lender of its remedies hereunder) to use, license, or sublicense any patent, trademark, service mark, trade name, rights of use of any name, trade secret, trade dress, copyright, patent or technical process, or any Property of similar nature (collectively, "Intellectual Property") related to the Collateral in which Debtor now or hereafter has any right, title or interest, to the extent (but only to the extent) such use, license, or sublicense by Lender is reasonably required for Lender to realize upon the inherent value of the Collateral. Lender acknowledges that it has no right, title or interest in any of Borrower's Intellectual Property, except as provided in the foregoing sentence, and that, notwithstanding the foregoing sentence, no license for Lender's use, license or sublicense of any Intellectual Property is granted by this Agreement, to the extent such license or the use thereof (i) is prohibited by law or by any license, contract, or agreement binding upon Borrower or (ii) would otherwise violate, infringe upon, disparage, terminate or permanently diminish the Debtor's right, title or interest in, such Intellectual Property or any license, contract or agreement relating thereto.

                      (e) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determine are commercially reasonable;

                      (f) Lender may credit bid and purchase at any public sale; and

                      (g) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

               9.2 WAIVER BY BORROWER. Upon the occurrence of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the Property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

               9.3 EFFECT OF SALE. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

               9.4 POWER OF ATTORNEY IN RESPECT OF THE COLLATERAL. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest) on the occurrence and continuance of a Default or an Event of Default, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquaintance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under SECTION 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were Borrowers themselves, (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into such Lender's possession or under such Lender's control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Lender's discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, or (e) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral.

               9.5 LENDER'S EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Lender deem necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in SECTION 6.9 of this Agreement, and take any action with respect to such policies as Lender deem prudent. Any amounts paid or deposited by Lender shall constitute Lender's Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

               9.6 REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

               9.7 APPLICATION OF COLLATERAL PROCEEDS. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

               First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender;

               Second, to the payment to Lender of the amount then owing or unpaid on the Loans for Scheduled Payments, the Stipulated Loan Value of the Loan Amount, and all other Obligations with respect to all Loans, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to unpaid principal thereof, then to the Stipulated Loan Value of the Loan Amount with respect to the Loan, and then to the payment of other amounts then payable to Lender under any of the Loan Documents; and

               Third, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

               9.8 REINSTATEMENT OF RIGHTS. If Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

        10. WAIVERS; INDEMNIFICATION

               10.1 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

               10.2 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with its obligations, if any, under Section 9207 of the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

               10.3 INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated:

                      (a) GENERAL INDEMNITY. Borrower shall pay, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender's Expenses and reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

                      (b) SURVIVAL; DEFENSE. The obligations in this SECTION
10.3 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of Borrower. All amounts owing under this SECTION 10.3 shall be paid within thirty (30) days after written demand.

        11. NOTICES.

               Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Borrower or to Lender, as the case may be, at their respective addresses set forth below:

        If to Borrower:  Internet Access Financial Corporation
                         595 Market Street, Suite 950
                         San Francisco, CA 94105
                         FAX:  (415) 836-9701
                         Attn: John Hashman, CFO

                         Internet Access Financial Corporation
                         595 Market Street, Suite 950
                         San Francisco, CA 94105
                         FAX:   (415) 836-9701
                         Attn: Robert Linderman, Secretary

        If to Lender:    Lighthouse Capital Partners II, L.P.
                         100 Drake's Landing Road, Suite 260
                         Greenbrae, California 94904-3121
                         Attention: Contract Administrator
                         FAX: (415) 925-3387

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        12. GENERAL PROVISIONS

               12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation's in all or any part of, or any interest in such Lender's rights and benefits hereunder.

               12.2 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

               12.3 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

               12.4 ENTIRE AGREEMENT; CONSTRUCTION; AMENDMENTS AND WAIVERS.

                      (a) This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

                      (b) This Agreement is the result of negotiations between and has been reviewed by each of Borrower and Lender executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. Borrower and Lender agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or Lender's actual intentions.

                      (c) Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this SECTION 12.4 shall be binding upon Lender and on Borrower.

               12.5 RELIANCE BY LENDER. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

               12.6 NO SET-OFFS BY BORROWER. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

               12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

               12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in SECTION 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

               12.9 CONFIDENTIALITY. In handling any confidential information, Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Lender in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Lender, and
(v) as Lender may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (b) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

        13. RELATIONSHIP OF PARTIES. Borrower and Lender acknowledge, understand and agree that the relationship between the Borrower, on the one hand, and Lender, on the other, is, and at all time shall remain solely that of a borrower and lender. Lender shall not under any circumstances be construed to be a partner or joint venturer of Borrower or any of its Affiliates; nor shall the Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lender do not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates, shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

        14. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE

TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


BORROWER:                               LENDER:

INTERNET ACCESS FINANCIAL CORPORATION   LIGHTHOUSE CAPITAL PARTNERS II, L.P.

By: /s/ JEREMY LENT                     By: LIGHTHOUSE MANAGEMENT
   ----------------------------------       PARTNERS II, L.P.,
                                            its general partner

Name:   Jeremy Lent
    ---------------------------------
                                        By: LIGHTHOUSE CAPITAL PARTNERS, INC.,
Title:  Chairman and CEO                    its general partner
      -------------------------------

                                        By:  /s/ RICHARD D. STUBBLEFIELD
                                           ---------------------------------

                                        Name:   Richard D. Stubblefield
                                             -------------------------------

                                        Title:  Managing Director
                                              ------------------------------


Exhibit A - Collateral
Exhibit B - Form of Warrant
Exhibit C - Form of Landlord Consent
Exhibit D - Form of Loan Agreement Supplement
Exhibit E - List of Collateral Locations

Schedule 1 - Existing Liens
Schedule 2 - Subsidiaries

                                    EXHIBIT A




DEBTOR/BORROWER:           INTERNET ACCESS FINANCIAL CORPORATION

SECURED PARTY/LENDER:      LIGHTHOUSE CAPITAL PARTNERS II, L.P.

                                   COLLATERAL

        The Collateral shall consist of all right, title and interest of Debtor in and to all the following:

        All right, title, interest, claims and demands of Debtor in and to each and every item of equipment, fixtures or personal property which is financed with a "Loan" pursuant to that certain Loan and Security Agreement No. 20601, dated as of June 17, 1998 (the "Loan Agreement"), by and among Debtor and Secured Party, including, without limitation, the equipment, fixtures and personal property described in ANNEX A hereto (which such equipment, fixtures and personal property shall remain subject to the lien of the Loan Agreement until specifically released pursuant to SECTION 4.2 of the Loan Agreement), whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, accessions and accumulations to any and all of such equipment, fixtures or personal property (all such equipment, fixtures, personal property, accessories, parts, appurtenances, substitutions, renewals, replacements, additions, improvements, accessions and accumulations are herein called, collectively, the "Financed Equipment"), together with all the rents, issues, income, profits and avails therefrom and the proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof.

                                     ANNEX A
                                       TO
                                    EXHIBIT A

        The following represent further specific descriptions of the Financed
Equipment:

                               FINANCED EQUIPMENT

                                     EXHIBIT B

THIS WARRANT AND THE SECURITIES WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

                                                          VOID AFTER MAY 28,2003

INTERNET ACCESS FINANCIAL CORPORATION

WARRANT TO PURCHASE 8,621 SHARES OF SERIES C-1 PREFERRED STOCK

        THIS CERTIFIES THAT, for value received, Lighthouse capital Partners IL L.P. (the "Holder") is entitled to subscribe for and purchase eight thousand six hundred twenty one (8,621) shares (as adjusted pursuant to Section 4 hereof) of the fully paid and nonassessable Series C-1 Preferred Stock (the "Series C-1 Preferred Stock") of Internet Access Financial Corporation, A California corporation (the "Company"), at the price (the "Exercise Price") of five dollars eighty cents ($5.80) per share (as adjusted pursuant to Section 4 hereof).

        1. Conversion of Series C-1 Preferred Stock. Reference is hereby made to Article FOURTH, Section 4(b) of the Company's Second Amended and Restated Articles of Incorporation, describing the circumstances under which the Series C-1 Preferred Stock will be converted automatically into shares of the Company's Common Stock ("Common Stock") (a "Conversion Event"). Upon the occurrence of any Conversion Event, (i) this Warrant will no longer entitle the Holder to subscribe for or purchase any shares of Series C-1 Preferred Stock, but shall only entitle the Holder to subscribe for and purchase that number of shares of Common Stock equal to the number of shares of Common Stock into which the shares of Series C-1 Preferred Stock that may be acquired pursuant to the terms of this Warrant are then convertible, and (ii) the provisions hereof (including, without limitation, the provisions for the adjustment of the Exercise Price and the number of shares purchasable upon exercise of this Warrant, and the provisions relating to the net issue exercise) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof. For purposes of this Warrant, the term "Shares" as used herein shall mean either (i) the shares of Series C-1 Preferred Stock for which this Warrant may be exercised prior to any

Conversion Event, or (ii) the shares of Common Stock for which this Warrant may be exercised following any Conversion Event.

        2. Method of Exercise; Payment.

        (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit D-1 duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

        (b) Net Issue Exercise.

               (i) In lieu of exercising this Warrant, the Holder may elect to receive shares of Series C-1 Preferred Stock (or, following any Conversion Event, shares of Common Stock) equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of Series C-1 Preferred Stock or Common Stock, as the case may be, computed using the following formula:

               X = Y (A-B)
                   -------
                     A

Where X = the number of shares to be issued to the Holder.

      Y = the number of shares purchasable under this Warrant.

      A = the Fair Market Value of one share of the Series C-1 Preferred Stock.

      B = the Exercise Price (as adjusted to the date of such calculation).

        (c) Fair Market Value. For purposes of this Section 2, the Fair Market Value of the Series C-1 Preferred Stock shall mean the value per share as determined in good faith by the Board of Directors of the Company. Following the occurrence of any Conversion Event, for purposes of the above calculation the Fair Market Value of one share of the Series C-1 Preferred Stock shall mean (i) if the Common Stock is not traded over-the-counter or on an exchange, then the value per share as determined in good faith by the Board of Directors of the Company, or (ii) the average of the closing bid and ask prices of the Common Stock quoted in the Over-the-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value, in either case multiplied by (iii) the number of shares of Common Stock into which each share of Series C-1 Preferred Stock would otherwise be convertible.

        (d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

        (e) Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. In lieu of such fractional Shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

        3. Representations of the Company.

        (a) Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Series C-1 Preferred Stock and its Common Stock to provide for the exercise of the rights represented by this Warrant.

        (b) Corporate Action. The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

        4. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

        (a) Reclassification, Consolidation or Merger. In case of any reclassification or change of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, other than a Conversion Event), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation as the case may be, shall execute a new Warrant, providing that Holder shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of Series C-1 Preferred Stock or Common Stock heretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, sale of all or substantially all of the Company's assets or merger by a bolder of an equivalent number of shares of Series C-1 Preferred Stock or Common Stock, as the case may be. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.

        (b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide or issue a stock dividend on the outstanding shares of Series C-1 Preferred Stock, the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased. In the event that the Company shall at any time combine the outstanding shares of Series C-1 Preferred Stock, the number of shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

        (c) Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 4(b) hereof, the Company shall provide notice by first class mail to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment

        5. Investment Representations. In connection with any purchase of Shares hereunder, Holder represents to the Company the following:

        (a) Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Holder is purchasing the Shares for investment for Holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

        (b) Holder understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of holder's investment intent as expressed herein. In this connection, Holder understands that, in view of the Securities And Exchange Commission (the "Commission"), the statutory basis for such exemption may not be present if Holder's present intention is to hold the Shares for a minimum capital gains period under applicable tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

        (c) Holder further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder further acknowledges and understands that the Company is under no obligation to register the Shares, except as provided in the Second Amended and Restated Investors' Rights Agreement. Holder understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, or unless sold pursuant to Rule 144 of the Act.

        6. Stock Certificate Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with any legend required by any applicable state securities laws, as well as with the following legends:

        THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN TAKEN BY THE ISSUEE FOR INVESTMENT PURPOSES. SAID SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS OWN TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY OR A "NO-ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER, OR UNLESS TRANSFERRED PURSUANT TO RULE 144 OF THE ACT.

        THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE ISSUEE, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

        7. Restrictions Upon Transfer.

        (a) The Company need not register a transfer of Shares bearing the restrictive legend set forth in Section 6 hereof, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Shares, unless one of the conditions specified in the legend referred to in Section 6 hereof is satisfied.

        (b) Notwithstanding the provisions of paragraph (a) above, no opinion of counsel or "no-action" letter shall be necessary for a transfer without consideration by any Holder (i) to an affiliate of the Holder, (ii) if such Holder is a partnership, to a partner or retired partner of such partnership who retires after the date hereof or to the estate of any such partner or retired partner, (iii) if such Holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with such Holder, or (iv) by gift, will or intestate succession of any individual holder to his spouse or siblings, or to the lineal descendants or ancestors of such Holder or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original holder hereunder.

        8. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of either Series C-1 Preferred Stock or Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

        9. Term of Warrant. This Warrant is exercisable, in whole or in part, at any time on or before May 28, 2003. Not less than thirty (30) days prior to the expiration of this Warrant, the Company will give written notice to the Holder of the upcoming expiration of this Warrant.

        10. Notices. All notices and other communications from the Company to the Holder shall be mailed by overnight courier or by first-class, registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder who has furnished an address to the Company in writing. Notice shall be deemed given one (1) day after deposit with an overnight courier service, three (3) days after deposit in the mails as aforesaid or upon delivery if personally delivered.

        11. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

        12. Governing Law. This Warrant is being delivered in the State of California and shall be construed and enforced in accordance with and governed by the laws of such State.

        Issued as of this 29th day of May, 1998.

                      Internet Access Financial Corporation
                      By:
                          --------------------------------------
                                   Jeremy Lent

                      Title:
                            ------------------------------------
                            Chairman & Chief Executive Officer

                      HOLDER
                      Lighthouse Capital Partners II, L.P.

                      By: Lighthouse Management Partners II, L.P., Its General Partner

                      By:    Lighthouse Capital Partners, Inc.
                             Its General Partner

                      By:
                         ---------------------------------------
                             Richard D. Stubblefield
                             Managing Director

                                   Exhibit D-1
                               NOTICE OF EXERCISE

TO:  Internet Access Financial Corporation
     595 Market Street, Suite 950
     San Francisco, CA 94105
     Attention: Secretary

        1. The undersigned hereby elects to purchase ________ shares of the Series C-1 Preferred Stock or, following the occurrence of any Conversion Event, the Common Stock (the "Shares") of Internet Access Financial Corporation pursuant to the terms of the attached Warrant.

        2. Method of Exercise (Please initial the applicable blank):

           [ ] The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

           [ ] The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 2(b) of the Warrant.

        3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:


                         -------------------------------
                                     (Name)


                         -------------------------------

                         -------------------------------
                                    (Address)

        4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 5 of the attached Warrant are true and correct as of the date hereof. In support thereof, the undersigned hereby delivers an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit D-2.


                                          -----------------------------------
                                                  (Signature)

                                          Title:
                                                -----------------------------
                                          Date:
                                               ------------------------------

                                   Exhibit D-2
                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER:   LIGHTHOUSE CAPITAL PARTNERS II, L.P.

SECURITY:    SERIES C-1 PREFERRED STOCK OR (SUBJECT TO THE OCCURRENCE OF A
             CONVERSION EVENT, AS DESCRIBED IN THE WARRANT) COMMON STOCK
             ISSUED UPON EXERCISE OF THE STOCK PURCHASE WARRANT ISSUED ON
             MAY 29,1998

AMOUNT:      _______ SHARES

DATE:        _______


In connection with the purchase of the above-listed Securities, the Purchaser represents to the Company the following:

        (b) Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

        (c) Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

        (d) Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, Purchaser understands that the Company is under no obligation to register the Securities. In addition, Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company, or unless transferred under Rule 144 under the Securities Act.

        (e) Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

        The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

        (f) Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                             Lighthouse Capital Partners II, L.P.
                             By: Lighthouse Management Partners II, L.P., Its General Partner

                             By:  Lighthouse Capital Partners, Inc.
                                  Its General Partner

                             By:
                                -------------------------------
                                Richard D. Stubblefield
                                Managing Director

                                   Exhibit D-3

                                FORM OF TRANSFER
                  (To be signed only upon transfer of Warrant)



        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________ the right represented by the attached Warrant to purchase _______ * shares of the Series C-1 Preferred Stock or (subject to the occurrence of a conversion event, as described in the warrant) the Common Stock of Internet Access Financial Corporation, to which the attached Warrant relates, and appoints ________ Attorney to transfer such right on the books of Internet Access Financial Corporation, with full power of substitution in the premises.

        Dated:______________________



                                -----------------------------------------------
                                (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



                                -----------------------------------------------
                                                   (Address)

Signed in the presence of-


-------------------------------

* Insert here the number of shares without making any adjustment for additional shares of Series C-1 Preferred Stock or (subject to the occurrence of a conversion event, as described in the warrant) the Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.